Exhibit 16.1
                                                               ------------

                                                         September 15, 2003


Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C. 20549

Re:  United Specialties, Inc.
     File Reference No. 000-22783

Dear SEC Representative:

We have read the statements regarding the recent change of auditors that we understand United Specialties, Inc. will include under Item 4 of the Form 8-K report it will file. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Very truly yours,


/s/Sherb & Co., LLP
Sherb & Co., LLP

Independent Certified Public Accountants